EXHIBIT 21.1

SUBSIDIARIES OF TOTAL ENTERTAINMENT RESTAURANT CORP.
AS OF MARCH 25, 2005

F & H Restaurant Corp.
TENT Finance, Inc.
TENT Management, Inc.
TENT Restaurant Operations, Inc.
Bailey’s Sports Grill
Fox & Hound, Inc.
Fox & Hound II, Inc.
F & H Restaurants of Texas, Inc.
Alabama Fox & Hound, Inc.
Fox & Hound of Arizona, Inc.
Fox & Hound of Colorado, Inc.
F & H Restaurant of Georgia, Inc.
Fox & Hound of Illinois, Inc.
Fox & Hound of Indiana, Inc..
F & H of Iowa, Inc.
Fox & Hound of Kansas, Inc.
F & H of Kennesaw, Inc.
Fox & Hound of Kentucky, Inc.
Fox & Hound of Littleton, Inc.
Fox & Hound of Louisiana, Inc.
Fox & Hound of Maryland, Inc.
Fox & Hound of Michigan, Inc.
Fox & Hound of Mississippi, Inc.
Fox & Hound of Nebraska, Inc.
Fox & Hound of New Jersey, Inc.
Fox & Hound of New Mexico, Inc.
North Carolina Fox & Hound, Inc.
Fox & Hound of Ohio, Inc.
Fox & Hound of Oklahoma, Inc.
Fox & Hound of Tennessee, Inc.
Fox & Hound of Texas, Inc.
Fox & Hound of Virginia, Inc.
Bryant Beverage Corporation
Campbell Beverage Corp.
Downtown Beverage Corp.
Fox & Hound Club
Fuqua Beverage Corp.
Guadalupe Beverage Corp.
Jackson Beverage Corporation
Lewisville Beverage Corp.
Raider Beverage Corporation
Rocket Beverage Corporation
Shenandoah Beverage Corp.
Skillman Beverage Corp.
Midway Entertainment, Ltd.
N. Collins Entertainment, Ltd.
505 Entertainment, Ltd.
Fox & Hound of San Antonio, Ltd.
Fox & Hound of Austin, Ltd.
Fox & Hound of Dallas, Ltd.
Fox & Hound of Dallas #3, Ltd.
Fox & Hound of Lubbock, Ltd.
Fox & Hound of Houston, Ltd.
Fox & Hound of Houston #2, Ltd.
Fox & Hound of Houston #3, Ltd.
Fox & Hound of Fort Worth, Ltd.
Fox & Hound of Lewisville, Ltd.
Fox & Hound of Richardson, Ltd.